EXHIBIT 99.1

Helen of Troy Limited Reports Results

For the Third Quarter and First Nine Months of Fiscal Year 2015

•       Delivers Revenue of $435.7 Million; GAAP Diluted Earnings Per Share (EPS) of $1.92

•       Non-GAAP Adjusted Diluted EPS of $2.17, Including a Gain of $0.24 per Diluted Share

•       Raises Fiscal Year 2015 Outlook

EL PASO, Texas, January 8, 2015 — Helen of Troy Limited (NASDAQ, NM:  HELE), designer, developer and worldwide marketer of brand-name housewares, healthcare/home environment, nutritional supplement and personal care consumer products, today reported results for the three- and nine-month periods ended November 30, 2014.

Julien R. Mininberg, Chief Executive Officer, stated, “We are pleased to report double digit increases in sales and net income in the third quarter. Total sales grew 14.4%, including growth of 4.3% in our core business. Two of our three core operating segments grew, driven by improved retail trends, a favorable response to new product introductions, strong retail execution, and positive sell through.  While our Personal Care segment sales declined by 4.3% compared to the year ago period, we are pleased with the progress in this business as we lay the groundwork for stabilization.  Our newly-acquired Healthy Directions business continues to perform in line with our expectations and we remain excited by the growth and diversification opportunities this segment offers.  As we look ahead, we expect our strategies to continue to drive value for shareholders. We remain focused on product innovation, directing our resources toward opportunities in our most promising businesses, and driving efficiency through our new shared service platform. We have also made good progress towards unlocking the full power of our organization by strengthening our corporate culture.”

During the third quarter of fiscal year 2015, the Company recorded: (i) a $7.0 million ($6.9 million after-tax) gain from the amendment of a license agreement, or $0.24 per diluted share; (ii) an after-tax decrease in product liability estimates of $1.3 million, or $0.05 per diluted share; and (iii) tax benefits of $1.4 million, or $0.05 per diluted share.

Third Quarter of Fiscal Year 2015 Consolidated Operating Results

•                  Net sales revenue increased 14.4% to $435.7 million compared to $380.7 million in the third quarter of fiscal year 2014. Foreign currency exchange rate fluctuations decreased reported net sales revenue by $2.8 million year-over-year.

•                  Gross profit margin was 41.6% compared to 38.8% for the same period last year. This increase reflects three months of operations of the Nutritional Supplements segment, which had a favorable impact of 2.9 percentage points on the consolidated gross profit margin.  Gross profit margin for the core business declined by 0.1 percentage points compared to the same period last year due to product category mix changes.

•                  SG&A was 26.7% of net sales compared to 25.8% of net sales for the same period last year.  The increase  is primarily due to: (i) a higher relative SG&A ratio in the Nutritional Supplements segment; (ii) higher advertising and other marketing expenditures and; (iii) net foreign currency exchange losses of $2.2 million in the core business, which were partially offset by: (i) a $7.0 million gain from the amendment of a license agreement; (ii) a decrease in product liability estimates of $2.2 million and; (iii) lower incentive compensation costs in the core business.

•                  Operating income was $65.0 million compared to operating income of $49.4 million in the same period last year.

•                  Income tax expense as a percentage of pretax income was 9.2% compared to 20.0% for the same period last year.  The year-over-year comparison of our effective tax rate was primarily impacted by shifts in the mix of taxable income in our various tax jurisdictions.  The effective tax rate was also impacted by tax benefits of $1.4 million recorded in the third quarter.

•                  Net income was $55.4 million, or $1.92 per diluted share on 28.8 million weighted average diluted shares outstanding, and includes the following: (i) an after-tax gain of $0.24 per diluted share from the amendment of a license agreement; (ii) an after-tax decrease in product liability estimates of $0.05 per diluted share; and (iii) tax benefits of $0.05 per diluted share.  This compares to net income in the third quarter of fiscal year 2014 of $37.5 million, or $1.16 per diluted share on 32.5 million weighted average diluted shares outstanding.

•                  Adjusted EBITDA (EBITDA excluding non-cash share-based compensation) was $77.0 million compared to $60.5 million in the same period last year.

On an adjusted basis for the third quarter of fiscal years 2015 and 2014, excluding amortization of intangible assets and non-cash share based compensation:

•                  Adjusted operating income was $73.2 million compared to $57.2 million for the third quarter of fiscal year 2014.

•                  Adjusted income was $62.6 million, or $2.17 per diluted share, compared to $44.7 million, or $1.37 per diluted share, for the third quarter of fiscal year 2014.

First Nine Months of Fiscal Year 2015 Consolidated Operating Results

•                  Net sales revenue increased 6.2% to $1.07 billion compared to $1.00 billion in the first nine months of fiscal year 2014. Foreign currency exchange rate fluctuations decreased reported net sales revenue by $2.1 million year-over-year.

•                  Gross profit margin was 40.7% compared to 38.9% for the same period last year. This increase reflects five months of operations of the Nutritional Supplements segment, which had a favorable impact of 2.0 percentage points on the consolidated gross profit margin. This was partially offset by a 0.2 percentage point reduction in the gross profit margin for the core business compared to the same period last year due to higher promotional program spending, shifts in product category mix and product cost increases in certain categories.

•                  SG&A was 29.3% of net sales compared to 27.7% of net sales for the same period last year.  The increase in the first nine months of fiscal year 2015 is primarily due to: (i) a higher relative SG&A ratio in the Nutritional Supplements segment; (ii) $3.6 million of acquisition-related expenses; (iii) higher advertising and other marketing expenditures in the core business; and (iv) net foreign currency exchange losses of $3.3 million in the core business, which were partially offset by: (i) a $7.0 million gain from the amendment of a license agreement ; (ii) a decrease in product liability estimates of $2.2 million; and (iii) lower incentive compensation costs.

•                  Operating income was $112.8 million, which includes $9.0 million in non-cash asset impairment charges related to certain trademarks in the Company’s Personal Care segment.  This is compared to operating income of $100.4 million in the same period last year, which included the impact of $12.0 million in non-cash asset impairment charges related to certain trademarks in the Company’s Personal Care segment.

•                  Income tax expense as a percentage of pretax income was 10.7% compared to 19.0% for the same period last year.  The first nine months of fiscal year 2015 includes tax benefits of $3.5 million.

•                  Net income was $90.6 million, or $3.12 per diluted share on 29.1 million weighted average diluted shares outstanding, and includes the following: (i) an after-tax gain of $0.24 per diluted share gain from the amendment of a license agreement; (ii) an after-tax decrease in product liability estimates of $0.05 per diluted share; and (iii) tax benefits of $0.12 per diluted share.  This compares to net income of $75.2 million, or $2.33 per diluted share on 32.3 million weighted average diluted shares outstanding for the same period last year.

•                  Adjusted EBITDA (EBITDA excluding non-cash share-based compensation, acquisition-related expenses and non-cash asset impairment charges, applicable) was $159.2 million compared to $146.9 million in the same period last year.

On an adjusted basis for the first nine months of fiscal years 2015 and 2014, excluding non-cash asset impairment charges, acquisition-related expenses, amortization of intangible assets and non-cash share based compensation in both periods, as applicable:

•                  Adjusted operating income was $148.3 million compared to $137.9 million for the first nine months of fiscal year 2014.

•                  Adjusted income was $121.9 million, or $4.19 per diluted share, compared to $110.2 million, or $3.41 per diluted share, for the first nine months of fiscal year 2014.

Balance Sheet Highlights

•                  Cash and cash equivalents totaled $21.1 million at November 30, 2014, compared to $28.8 million at November 30, 2013.

•                  Total short- and long-term debt increased to $555.7 million at November 30, 2014, compared to $215.4 million at November 30, 2013.  The increase primarily reflects borrowings incurred in conjunction with the repurchase of $278.3 million of common stock in the first quarter of fiscal year 2015 and the acquisition of Healthy Directions for $195.9 million in the second quarter of fiscal year 2015.

•                  Accounts receivable turnover was 64.4 days at November 30, 2014, compared to 65.5 days at November 30, 2013.

•                  Inventory was $318.8 million at November 30, 2014, compared to $289.9 million at November 30, 2013.

Fiscal Year 2015 Annual Outlook

For fiscal year 2015, the Company has revised its expectation upward to reflect the higher than expected third quarter results. The Company now expects net sales revenue excluding Healthy Directions in the range of $1.290 to $1.315 billion, and diluted EPS (GAAP) in the range of $3.88 to $3.98, which includes after-tax non-cash asset impairment charges of $0.28 per share.  The Company continues to expect projected sales and diluted EPS (GAAP) from the Healthy Directions acquisition to be in the range of $100 million to $105 million and $0.12 to $0.16, respectively, for the eight months included in our fiscal year 2015 results.  The Company now expects consolidated net sales revenue including Healthy Directions in the range of $1.390 to $1.420 billion and diluted EPS (GAAP) in the range of $4.00 to $4.14.

The Company now expects adjusted diluted EPS (non-GAAP) excluding Healthy Directions to be in the range of $5.01 to $5.11, which excludes after-tax non-cash asset impairment charges, intangible asset amortization expense, and non-cash share-based compensation expense.  The Company continues to expect adjusted diluted EPS (non-GAAP) for Healthy Directions to be in the range of $0.32 to $0.36, which excludes after-tax acquisition-related expenses, intangible asset amortization expense, and non-cash share-based compensation expense. The Company now expects consolidated adjusted diluted EPS (non-GAAP) including Healthy Directions to be in the range of $5.33 to $5.47.

The diluted EPS outlook is based on an estimated weighted average shares outstanding of 29.0 million for the full fiscal year 2015, which includes the impact of the “Dutch auction” tender offer completed on March 14, 2014, as well as an additional buyback of $25.8 million in the first quarter of  fiscal year 2015, as previously disclosed.  Further information concerning the fiscal year 2015 outlook, including a reconciliation of fiscal year 2015 projected diluted EPS (GAAP) to Adjusted Diluted EPS (non-GAAP), is furnished in a table below.

The Company’s guidance assumes that the severity of the cold/flu season will be in line with historical averages.  The likelihood and potential impact of any additional fiscal year 2015 acquisitions, asset impairment charges or share repurchases are unknown and cannot be reasonably estimated; therefore they are not included in the Company’s sales and earnings outlook.

Conference Call and Webcast

The Company will conduct a teleconference in conjunction with today’s earnings release.  The teleconference begins at 4:45 pm Eastern Time today, Thursday, January 8, 2015. Institutional investors and analysts interested in participating in the call are invited to dial (888) 455-2260 approximately ten minutes prior to the start of the call.  The conference call will also be webcast live at: www.hotus.com. A telephone replay of this call will be available at 7:45 p.m. Eastern Time on January 8, 2015 until 11:59 p.m. Eastern Time on January 15, 2015 and can be accessed by dialing (877) 870-5176 and entering replay pin number 5525791. A replay of the webcast will remain available on the website for 60 days.

About Helen of Troy Limited:

Helen of Troy Limited is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including: Housewares: OXO®, Good Grips®, Soft Works®, OXO tot®, and OXO Steel®; Healthcare/Home Environment: Vicks®, Braun®, Honeywell®, PUR®, Febreze®, Stinger®, Duracraft® and SoftHeat®; and Personal Care: Revlon®, Vidal Sassoon®, Dr. Scholl’s®, Pro Beauty Tools®, Sure®, Pert®, Infusium23®, Brut®, Ammens®, Hot Tools®, Bed Head®, Karina®, Ogilvie®, and Gold ‘N Hot®. The Nutritional Supplements segment was formed with the recent acquisition of Healthy Directions, a U.S. market leader in premium doctor-branded vitamins, minerals and supplements, as well as other health products sold directly to consumers. The Honeywell® trademark is used under license from Honeywell International Inc. The Vicks®, Braun®, Febreze®, and Vidal Sassoon® trademarks are used under license from The Procter & Gamble Company. The Revlon® trademark is used under license from Revlon Consumer Products Corporation. The Bed Head® trademark is used under license from Unilever PLC. The Dr. Scholl’s® trademark is used under license from Bayer HealthCare LLC.

For in-depth information about Helen of Troy, please visit www.hotus.com.

Non-GAAP Financial Measures:

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”).  To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as adjusted operating income, adjusted income, adjusted diluted EPS, EBITDA and adjusted EBITDA, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based measures presented in the Company’s consolidated statements of income.

Forward Looking Statements:

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “estimates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “project”, “predict”, “potential”, “continue”, “intends”, and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2014 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the departure and recruitment of key personnel, the Company’s ability to deliver products to our customers in a timely manner, the costs of complying with the business demands and requirements of large sophisticated customers, the Company’s relationship with key customers and licensors, our dependence on the strength of retail economies and vulnerabilities to an economic downturn, expectations regarding acquisitions and the integration of acquired businesses, exchange rate risks, disruptions in U.S., European and other international credit markets, risks associated with weather conditions, the Company’s dependence on foreign sources of supply and foreign manufacturing, risks associated with the availability, purity and integrity of materials used in nutritional supplements, the impact of changing costs of raw materials and energy on cost of goods sold and certain operating expenses, the Company’s geographic concentration of certain U.S. distribution facilities, which  increases our exposure to significant shipping disruptions and added shipping and storage costs, the Company’s projections of product demand, sales, net income and earnings per share are highly subjective and our future net sales revenue and net income could vary in a material amount from such projections, circumstances that may contribute to future impairment of goodwill, intangible or other long-lived assets, the risks associated with the use of trademarks licensed from and to third parties, the Company’s ability to develop and introduce innovative new products to meet changing consumer preferences, increased product liability and reputational risks associated with the formulation and distribution of nutritional supplements, risks associated with adverse publicity and negative public perception regarding the use of nutritional supplements, trade barriers, exchange controls, expropriations, and other risks associated with foreign operations, the Company’s debt leverage and the constraints it may impose, the costs, complexity and challenges of upgrading and managing our global information systems, the risks associated with information security breaches, the increased complexity of compliance with a number of new government regulations as a result of adding nutritional supplements to the Company’s portfolio of products, the risks associated with tax audits and related disputes with taxing authorities, potential changes in laws, including tax laws, and the Company’s ability to continue to avoid classification as a controlled foreign corporation.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income and Reconciliation of Non-GAAP Financial Measures - Adjusted Operating Income, Adjusted Income and

Adjusted Diluted Earnings per Share (“EPS”)

(Unaudited)

(in thousands, except per share data)

	Three Months Ended November 30,
	2014						2013
	As Reported (GAAP)		Adjustments (1)		Adjusted (non-GAAP)(1)		As Reported (GAAP)		Adjustments (1)		Adjusted (non-GAAP)(1)
Sales revenue, net	$435,674	100.0%	$—		$435,674	100.0%	$380,730	100.0%	$—		$380,730	100.0%
Cost of goods sold	254,263	58.4%	—		254,263	58.4%	233,029	61.2%	—		233,029	61.2%
Gross profit	181,411	41.6%	—		181,411	41.6%	147,701	38.8%	—		147,701	38.8%

Selling, general, and administrative expense	116,368	26.7%	(1,327	)(2)	108,188	24.8%	98,308	25.8%	(2,403	)(2)	90,498	23.8%
			(6,853	)(3)					(5,407	)(3)
Asset impairment charges	—	0.0%	—		—	0.0%	—	0.0%	—		—	0.0%
Operating income	65,043	14.9%	8,180		73,223	16.8%	49,393	13.0%	7,810		57,203	15.0%

Other income (expense):
Nonoperating income (expense), net	87	0.0%	—		87	0.0%	13	0.0%	—		13	0.0%
Interest expense	(4,173)	-1.0%	—		(4,173)	-1.0%	(2,513)	-0.7%	—		(2,513)	-0.7%
Total other expense	(4,086)	-0.9%	—		(4,086)	-0.9%	(2,500)	-0.7%	—		(2,500)	-0.7%
Income before income taxes	60,957	14.0%	8,180		69,137	15.9%	46,893	12.3%	7,810		54,703	14.4%

Income tax expense	5,580	1.3%	1,000	(6)	6,580	1.5%	9,369	2.5%	684	(6)	10,053	2.6%
Net income	$55,377	12.7%	$7,180		$62,557	14.4%	$37,524	9.9%	$7,126		$44,650	11.7%

Diluted EPS	$1.92		$0.25		$2.17		$1.16		$0.21		$1.37

Weighted average shares of common stock used in computing diluted EPS	28,824				28,824		32,482				32,482

	Nine Months Ended November 30,
	2014						2013
	As Reported (GAAP)		Adjustments (1)		Adjusted (non-GAAP)(1)		As Reported (GAAP)		Adjustments (1)		Adjusted (non-GAAP)(1)
Sales revenue, net	$1,067,401	100.0%	$—		$1,067,401	100.0%	$1,004,633	100.0%	$—		$1,004,633	100.0%
Cost of goods sold	632,726	59.3%	—		632,726	59.3%	613,513	61.1%	—		613,513	61.1%
Gross profit	434,675	40.7%	—		434,675	40.7%	391,120	38.9%	—		391,120	38.9%

Selling, general, and administrative expense	312,906	29.3%	(4,539	)(2)	286,329	26.8%	278,697	27.7%	(9,200	)(2)	253,251	25.2%
			(18,427	)(3)					(16,246	)(3)
			(3,611	)(4)
Asset impairment charges	9,000	0.8%	(9,000	)(5)	—	0.0%	12,049	1.2%	(12,049	)(5)	—	0.0%
Operating income	112,769	10.6%	35,577		148,346	13.9%	100,374	10.0%	37,495		137,869	13.7%

Other income (expense):
Nonoperating income (expense), net	234	0.0%	—		234	0.0%	153	0.0%	—		153	0.0%
Interest expense	(11,588)	-1.1%	—		(11,588)	-1.1%	(7,647)	-0.8%	—		(7,647)	-0.8%
Total other expense	(11,354)	-1.1%	—		(11,354)	-1.1%	(7,494)	-0.7%	—		(7,494)	-0.7%
Income before income taxes	101,415	9.5%	35,577		136,992	12.8%	92,880	9.2%	37,495		130,375	13.0%

Income tax expense	10,801	1.0%	4,323	(6)	15,124	1.4%	17,647	1.8%	2,543	(6)	20,190	2.0%
Net income	$90,614	8.5%	$31,254		$121,868	11.4%	$75,233	7.5%	$34,952		$110,185	11.0%

Diluted EPS	$3.12		$1.07		$4.19		$2.33		$1.08		$3.41

Weighted average shares of common stock used in computing diluted EPS	29,070				29,070		32,311				32,311

HELEN OF TROY LIMITED AND SUBSIDIARIES

Net Sales Revenue by Segment

(Unaudited)

(in thousands)

	Three Months Ended November 30,				% of Sales Revenue, net
	2014	2013	$ Change	% Change	2014	2013

Sales revenue by segment, net
Housewares	$85,984	$74,776	$11,208	15.0%	19.7%	19.6%
Healthcare / Home Environment	176,994	165,752	11,242	6.8%	40.6%	43.5%
Nutritional Supplements (7)	38,462	—	38,462	*	8.8%	0.0%
Personal Care	134,234	140,202	(5,968)	-4.3%	30.8%	36.8%
Total sales revenue, net	$435,674	$380,730	$54,944	14.4%	100.0%	100.0%

	Nine Months Ended November 30,				% of Sales Revenue, net
	2014	2013	$ Change	% Change	2014	2013

Sales revenue by segment, net
Housewares	$222,377	$208,471	$13,906	6.7%	20.8%	20.8%
Healthcare / Home Environment	445,701	424,398	21,303	5.0%	41.8%	42.2%
Nutritional Supplements (7)	63,096	—	63,096	*	5.9%	0.0%
Personal Care	336,227	371,764	(35,537)	-9.6%	31.5%	37.0%
Total sales revenue, net	$1,067,401	$1,004,633	$62,768	6.2%	100.0%	100.0%

*Calculation is not meaningful

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information

(Unaudited)

(in thousands)

	November 30,
	2014	2013

Cash and cash equivalents	$21,056	$28,775

Receivables	289,449	279,699

Inventory	318,823	289,890

Total assets, current	668,556	633,999

Total assets	1,763,696	1,559,020

Total liabilities, current	731,942	355,162

Total long-term liabilities	172,764	194,036

Stockholders’ equity	858,990	1,009,822

SELECTED OTHER DATA

Reconciliation of Non-GAAP Financial Measures - EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA

(Unaudited)

(in thousands)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2014	2013	2014	2013

Net income	$55,377	$37,524	$90,614	$75,233

Interest expense, net	4,159	2,470	11,541	7,598

Income tax expense	5,580	9,369	10,801	17,647

Depreciation and amortization, excluding amortized interest	10,582	8,746	29,075	25,184

EBITDA (Earnings before interest, taxes, depreciation and amortization) (1)	$75,698	$58,109	$142,031	$125,662

Adjusted EBITDA:

EBITDA, as calculated above (1)	$75,698	$58,109	$142,031	$125,662

Add: Non-cash share-based compensation (2)	1,327	2,403	4,539	9,200

Acquisition-related expenses (4)	—	—	3,611	—

Non-cash asset impairment charges (5)	—	—	9,000	12,049

Adjusted EBITDA (1)	$77,025	$60,512	$159,181	$146,911

SELECTED OTHER DATA

Reconciliation of Non-GAAP Financial Measures - EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA by Segment

(Unaudited)

(in thousands)

	Three Months Ended November 30, 2014
	Housewares	Healthcare / Home Environment	Nutritional Supplements (7)	Personal Care	Total

Operating Income	$18,275	$18,694	$6,214	$21,860	$65,043

Depreciation and amortization, excluding amortized interest	892	5,125	2,032	2,533	10,582

Other income / (expense)	—	—	—	73	73

EBITDA (Earnings before interest, taxes, depreciation and amortization) (1)	$19,167	$23,819	$8,246	$24,466	$75,698

Adjusted EBITDA:

EBITDA, as calculated above (1)	$19,167	$23,819	$8,246	$24,466	$75,698

Add: Non-cash share-based compensation (2)	111	230	—	986	1,327

Adjusted EBITDA (1)	$19,278	$24,049	$8,246	$25,452	$77,025

	Three Months Ended November 30, 2013
	Housewares	Healthcare / Home Environment	Nutritional Supplements (7)	Personal Care	Total

Operating Income	$15,278	$10,665	$—	$23,450	$49,393

Depreciation and amortization, excluding amortized interest	871	5,149	—	2,726	8,746

Other income / (expense)	—	—	—	(30)	(30)

EBITDA (Earnings before interest, taxes, depreciation and amortization) (1)	$16,149	$15,814	$—	$26,146	$58,109

Adjusted EBITDA:

EBITDA, as calculated above (1)	$16,149	$15,814	$—	$26,146	$58,109

Add: Non-cash share-based compensation (2)	393	804	—	1,206	2,403

Adjusted EBITDA (1)	$16,542	$16,618	$—	$27,352	$60,512

SELECTED OTHER DATA

Reconciliation of Non-GAAP Financial Measures - EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA by Segment

(Unaudited)

(in thousands)

	Nine Months Ended November 30, 2014
	Housewares	Healthcare / Home Environment	Nutritional Supplements (7)	Personal Care	Total

Operating Income	$45,201	$31,919	$6,324	$29,325	$112,769

Depreciation and amortization, excluding amortized interest	2,669	15,384	3,391	7,631	29,075

Other income / (expense)	—	—	—	187	187

EBITDA (Earnings before interest, taxes, depreciation and amortization) (1)	$47,870	$47,303	$9,715	$37,143	$142,031

Adjusted EBITDA:

EBITDA, as calculated above (1)	$47,870	$47,303	$9,715	$37,143	$142,031

Add: Non-cash share-based compensation (2)	645	892	—	3,002	4,539

Acquisition-Related Expenses (4)	—	—	3,611	—	3,611

Non-cash asset impairment charges (5)	—	—	—	9,000	9,000

Adjusted EBITDA (1)	$48,515	$48,195	$13,326	$49,145	$159,181

	Nine Months Ended November 30, 2013
	Housewares	Healthcare / Home Environment	Nutritional Supplements (7)	Personal Care	Total

Operating Income	$41,506	$22,175	$—	$36,693	$100,374

Depreciation and amortization, excluding amortized interest	2,868	14,298	—	8,018	25,184

Other income / (expense)	—	—	—	104	104

EBITDA (Earnings before interest, taxes, depreciation and amortization) (1)	$44,374	$36,473	$—	$44,815	$125,662

Adjusted EBITDA:

EBITDA, as calculated above (1)	$44,374	$36,473	$—	$44,815	$125,662

Add: Non-cash share-based compensation (2)	1,549	3,203	—	4,448	9,200

Non-cash asset impairment charges (5)	—	—	—	12,049	12,049

Adjusted EBITDA (1)	$45,923	$39,676	$—	$61,312	$146,911

HELEN OF TROY LIMITED AND SUBSIDIARIES

Reconciliation of Reported Net Income and Earnings Per Share (EPS) to Adjusted Income and Adjusted EPS (non-GAAP)

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended November 30,		Basic EPS		Diluted EPS
	2014	2013	2014	2013	2014	2013

Net income as reported (GAAP)	$55,377	$37,524	$1.95	$1.17	$1.92	$1.16
Non-cash share-based compensation, net of tax (2)	1,187	1,937	0.04	0.06	0.04	0.05
Amortization of intangible assets, net of tax (3)	5,993	5,189	0.21	0.16	0.21	0.16
Adjusted income (non-GAAP) (1)	$62,557	$44,650	$2.20	$1.39	$2.17	$1.37

Weighted average shares of common stock used in computing basic and diluted earnings per share			28,414	32,047	28,824	32,482

	Nine Months Ended November 30,		Basic EPS		Diluted EPS
	2014	2013	2014	2013	2014	2013

Net income as reported (GAAP)	$90,614	$75,233	$3.17	$2.35	$3.12	$2.33
Non-cash share-based compensation, net of tax (2)	4,026	7,325	0.14	0.23	0.14	0.23
Amortization of intangible assets, net of tax (3)	16,767	15,593	0.59	0.49	0.58	0.48
Acquisition-related expenses, net of tax (4)	2,306	—	0.08	—	0.08	—
Asset impairment charges, net of tax (5)	8,155	12,034	0.28	0.38	0.28	0.37
Adjusted income (non-GAAP) (1)	$121,868	$110,185	$4.26	$3.45	$4.19	$3.41

Weighted average shares of common stock used in computing basic and diluted earnings per share			28,630	31,982	29,070	32,311

HELEN OF TROY LIMITED AND SUBSIDIARIES

Reconciliation of Fiscal Year 2015 Reported Diluted Earnings Per Share (EPS) to Adjusted Diluted EPS

(Unaudited)

		Outlook for the			Outlook for the
	First Nine Months	Last Three Months			Fiscal Year
	Ended	Ended			Ended
	November 30, 2014	February 28, 2015 (8)			February 28, 2015 (8)

Diluted EPS, as reported (GAAP)	$3.12	$0.88	-	$1.02	$4.00	-	$4.14

Non-cash share-based compensation expense, net of tax (2)	0.14			0.05			0.19

Intangible asset amortization expense, net of tax (3)	0.58			0.21			0.79

Acquisition-related expenses, net of tax (4)	0.08			—			0.08

Non-cash asset impairment charges, net of tax (5)	0.28			—			0.28

Adjusted diluted EPS (non-GAAP) (1)	$4.19	$1.14	-	$1.28	$5.33	-	$5.47

HELEN OF TROY LIMITED AND SUBSIDIARIES

Notes to Press Release

(1)

This press release contains non-GAAP financial measures. Adjusted operating income, adjusted income, adjusted diluted EPS, EBITDA and adjusted EBITDA (“Non-GAAP measures”) that are discussed in the accompanying press release or in the preceding tables are considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding tables that reconcile these measures to their corresponding GAAP-based measures presented in our Consolidated Condensed Statements of Income in the accompanying tables to the press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these non-GAAP measures, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective. The Company further believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in the Company’s GAAP financial results in the foreseeable future. The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information.

(2)

Adjustments consist of non-cash share-based compensation expense of $1.33 million ($1.19 million after tax) and $4.54 million ($4.03 million after tax), respectively, for the third quarter and first nine months of fiscal year 2015, and $2.40 million ($1.94 million after tax) and $9.20 million ($7.33 million after tax), respectively, for the third quarter and first nine months of fiscal year 2014.  Share-based compensation expense is recognized for share-based awards outstanding under share-based compensation plans. These awards consist of stock options granted to certain officers, employees and new hires, restricted stock grants to certain members of the Company’s Board of Directors, and performance based and time vested restricted stock awards granted to management.

(3)

Adjustments consist of non-cash intangible asset amortization expense of $6.85 million ($5.99 million after tax) and $18.43 million ($16.77 million after tax), respectively, for the third quarter and first nine months of fiscal year 2015, and $5.41 million ($5.19 million after tax) and $16.25 million ($15.59 million after tax), respectively, for the third quarter and first nine months of fiscal year 2014.

(4)	Adjustment consists of expenses of $3.61 million ($2.31 million after tax) incurred in connection with the Healthy Directions acquisition in the second quarter of fiscal year 2015.

(5)

Adjustments consist of non-cash asset impairment charges of $9.00 million ($8.16 million after tax) and $12.05 million ($12.03 million after tax) recorded during the first quarters of fiscal years 2015 and 2014, respectively, as a result of our annual evaluation of goodwill and indefinite-lived intangible assets for impairment. The non-cash charges relate to certain trademarks in our Personal Care segment, which were written down to their estimated fair value, determined on the basis of future discounted cash flows using the relief from royalty valuation method.

(6)	Total tax effects of adjustments described in Notes 2 through 5, for each of the periods presented:

	Three Months Ended November 30,		Nine Months Ended November 30,
	2014	2013	2014	2013

Tax Effects of Adjustments:
Non-cash share-based compensation (2)	$(141)	$(466)	$(514)	$(1,875)
Amortization of intangible assets (3)	(859)	(218)	(1,659)	(653)
Acquisition-related expenses (4)	—	—	(1,305)	—
Asset impairment charges (5)	—	—	(845)	(15)
Total	$(1,000)	$(684)	$(4,323)	$(2,543)

(7)

The Nutritional Supplements segment includes three and five months of operating results for the third quarter and first nine months of fiscal year 2015, respectively, as the segment was acquired on June 30, 2014.

(8)	The diluted EPS outlook is based on an estimated weighted average shares outstanding of 29.0 million for the full fiscal year 2015.

SOURCE: Helen of Troy Limited

Investor Contacts:
ICR, Inc.
Allison Malkin / Anne Rakunas
(203) 682-8200 / (310) 954-1113